EXHIBIT 99.1
At eGames, Inc.                                At The Financial Relations Board:
---------------                                ---------------------------------
Jerry Klein                                    Glenn Sapadin (212) 661-8030
President and CEO
(215) 750-6606 (Ext. 118)
Tom Murphy
VP, Finance and CFO
(215) 750-6606 (Ext. 113)

For Immediate Release

                EGAMES ANNOUNCES SETTLEMENT OF HASBRO LITIGATION
      Fiscal Fourth Quarter Results Revised to Account for Settlement Costs

LANGHORNE, PA, September 1, 2000 -- eGames, Inc. (Nasdaq: EGAM), a leading provider of Family Friendly(TM) value-priced computer software games for players of all ages, today announced that it has settled the trademark and copyright infringement suit filed by Hasbro Interactive, Atari Interactive and Elorg in the U.S. District Court in Boston, Massachusetts by entering into an agreement by consent judgment.

Under the terms of the settlement agreement, eGames will incur a non-recurring expense of $205,000 charged against the Company's fiscal 2000 fourth quarter, ended June 30, 2000. As a result, this charge will reduce the Company's previously reported earnings per share by $0.02 for the fiscal 2000 fourth quarter and full-year periods.

The settlement does not require the recall of any eGames products and also does not admit to any infringement by eGames of the games named in the suit. Also, under the terms of the settlement, eGames will continue to sell certain games alleged to infringe on Hasbro's copyrights through September 30, 2000, at which point these products will be discontinued. The settlement involves the following eGames' titles: Intergalactic Exterminator, 3D Astro Blaster, Missile Launch., Missile Launch 2000, TetriMania, TetriMania Master, 3D TetriMania, 3D Maze Man, 3D Chomper, 3D Frogman, 3D Ms. Maze and Tunnel Blaster. Discontinuing these titles is not expected to have a material impact on the Company's fiscal 2001 revenue expectations.

Jerry Klein, President and CEO of eGames commented, "We are pleased to put this issue behind the Company, enabling us to return 100% of our attention to the successful implementation of our business model. Although we believe that we had substantial defenses to the claims in the lawsuit and that the claims were ultimately without merit, we also believe that this settlement is in the best interest of our shareholders. Not only does it allow the Company to avoid the expense of ongoing litigation, but it enables us to focus on doing what we do best - providing high-quality, value-priced computer software games to the casual game player market. We remain excited about the products we currently have on the market and about a number of new products that are scheduled to be launched later this year."

eGames, Inc., headquartered in Langhorne, PA, develops, publishes and markets a diversified line of personal computer software primarily for consumer entertainment and personal productivity. More information about eGames products, as well as free downloadable product demos, are available at the company's website at http://www.egames.com.

This  press  release  contains  certain  forward-looking  statements,  including without limitation, statements that the discontinuance of the Company's Intergalactic Exterminator, 3D Astro Blaster, Missile Launch, Missile Launch 2000, TetriMania, TetriMania Master, 3D TetriMania, 3D Maze Man, 3D Chomper, 3D Frogman, 3D Ms. Maze and Tunnel Blaster titles (the "Discontinued Titles") is not expected to have a material impact on the Company's fiscal 2001 revenue expectations; statements regarding the amount of the non-recurring expense related to the Hasbro settlement to be charged against the Company's fiscal 2000 fourth quarter ended June 30, 2000 and the resulting reduction to the Company's earnings per share for the fiscal 2000 fourth quarter and full-year periods; and statements regarding the Company's new products that are scheduled to be launched later this year. The actual results achieved by the Company and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements are in many ways beyond the Company's control. The Company cautions readers that the following important factors, among others, could cause the Company's actual results to differ materially from those expressed in this press release: the ability of the Company to sell the remaining inventory of products containing the Discontinued Titles prior to September 30, 2000; the amount of returns of the Company's products containing the Discontinued Titles after September 30, 2000; successful sell-through results for the Company's products at retail stores and the Company's ability to accurately estimate sell-through volume when an order is shipped; the Company's ability to accurately predict the amount of product returns that will occur and the adequacy of the reserves established for such returns; the Company's ability to continue to enter into new distribution and direct sales relationships on commercially acceptable terms as well as the ability to generate continued sales within existing retail and distribution relationships; the ability of the Company to continue to increase its market share; increased selling, general and administrative costs, including increased legal expenses, costs and charges; the allocation of adequate shelf space for the Company's products in major chain retail stores; downward pricing pressure; fluctuating costs of developing, producing and marketing the Company's products; the Company's ability to license or develop quality content for its products; the timeliness and success of developing and selling products; the acceptance by the market of the Company's products; and various other risk factors described in the Company's reports, including Form 10-KSB for the year ended June 30, 1999 and Form 10-QSB for the quarter ended March 31, 2000, filed by the Company with the Securities and Exchange Commission.

    -Revised fiscal 2000 fourth quarter and year-end financial tables follow-
                                  eGames, Inc.
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                   Three months ended              Years ended
                                                       June 30,                      June 30,
                                               --------------------------    -------------------------

                                                   2000           1999           2000          1999
                                                   ----           ----           ----          ----
Net sales                                      $ 3,077,595    $ 1,383,264    $13,640,160   $10,022,305

Cost of sales                                    1,304,025        642,182      5,301,828     3,596,982
                                               -----------    -----------    -----------   -----------

Gross profit                                     1,773,570        741,082      8,338,332     6,425,323

Operating expenses:
    Product development                            195,259        233,772        860,330       936,938
    Selling, general and administrative          1,422,029      1,350,073      6,772,136     4,814,345
    Litigation and settlement costs                281,458          - 0 -        360,568         - 0 -
                                               -----------    -----------    -----------   -----------

        Total operating expenses                 1,898,746      1,583,845      7,993,034     5,751,283

Operating income (loss)                          (125,176)      (842,763)        345,298       674,040

Interest expense (income), net                         256          (666)         11,967        31,761
                                               -----------    -----------    -----------   -----------

Income (loss) before income taxes                (125,432)      (842,097)        333,331       642,279

Provision for income taxes                           2,454         20,937         80,750       179,724
                                               -----------    -----------    -----------   -----------

Net income (loss)                              ($ 127,886)    ($ 863,034)    $   252,581   $   462,555
                                               ===========    ===========    ===========   ===========


Net income (loss) per common share:
            - Basic                            ($    0.01)       ($ 0.09)       $  0.03        $  0.05
                                               ===========    ===========    ===========   ===========
            - Diluted                          ($    0.01)       ($ 0.09)       $  0.03        $  0.05
                                               ===========    ===========    ===========   ===========

Weighted average common shares
     outstanding - Basic                         9,749,975      9,600,935      9,706,813     9,494,988

Dilutive effect of common stock equivalents          - 0 -          - 0 -        290,200       344,453
                                               -----------    -----------    -----------   -----------

Weighted average common shares
     outstanding - Diluted                       9,749,975      9,600,935      9,997,013     9,839,441
                                               ===========    ===========    ===========   ===========




                                  eGames, Inc.
                           Consolidated Balance Sheet
                                   (Unaudited)

                                                                  As of
                                                                 June 30,
                                   ASSETS                         2000
                                                                 --------
Current assets:
   Cash and cash equivalents                                   $ 1,139,178
   Accounts receivable, net of allowances - $1,329,098           2,742,414
   Inventory                                                     2,145,142
   Prepaid expenses                                                263,595
                                                               -----------
          Total current assets                                   6,290,329

Furniture and equipment, net                                       336,135
Other assets                                                       295,043
                                                               -----------
          Total assets                                         $ 6,921,507
                                                               ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable                                               $    59,487
   Accounts payable                                              2,073,076
   Accrued expenses                                                798,189
   Convertible subordinated debt                                   150,000
   Capital lease obligations                                        18,971
                                                               -----------
          Total current liabilities                              3,099,723

Capital lease obligations, net of current portion                      984
Notes payable, net of current portion                              124,220
                                                               -----------
          Total liabilities                                      3,224,927

Stockholders' equity:
   Common stock, no par value (40,000,000 shares authorized;
          9,981,875 issued and 9,749,975 outstanding)            9,134,234
   Additional paid-in capital                                    1,148,550
   Accumulated deficit                                         (6,015,588)
   Treasury stock, at cost - 231,900 shares                      (501,417)
   Accumulated other comprehensive loss                           (69,199)
                                                               -----------
          Total stockholders' equity                             3,696,580
                                                               -----------
          Total liabilities and stockholders' equity           $ 6,921,507
                                                               ===========


